                                                                    EXHIBIT 10.1
================================================================================

                  THIRD AMENDED AND RESTATED TEAMING AGREEMENT

                                    between

                          RENAISSANCE SOLUTIONS, INC.

                                      and

                            GEMINI CONSULTING, INC.
                             _____________________


                                October 23, 1996

================================================================================

                               Table of Contents
                               -----------------


Section                                                                Page
-------                                                                ----

    1.      Definitions...............................................    1

    2.      Background................................................    8

    3.      Overview of Teaming Relationship..........................    8

    4.      Renaissance Obligations...................................   12

    5.      Gemini Obligations........................................   13

    6.      Non-Solicitation..........................................   14

    7.      Confidentiality...........................................   15

    8.      Intellectual Property.....................................   17

    9.      Infringement Indemnification..............................   20

    10.     Promotional Materials; Trademarks.........................   21

    11.     Term; Termination.........................................   22

    12.     Miscellaneous.............................................   25

Schedule A -- The Balanced Score Card
Schedule B -- Desktop Systems
Schedule C -- Gemini Competitors
Schedule D -- Gemini Proprietary Materials
Schedule E -- Renaissance Proprietary Materials

                  THIRD AMENDED AND RESTATED TEAMING AGREEMENT

     This THIRD AMENDED AND RESTATED TEAMING AGREEMENT is entered into as of the 23rd day of October, 1996, by and between RENAISSANCE SOLUTIONS, INC., a Delaware corporation and the successor to Renaissance Strategy Group Limited Partnership ("Renaissance"), and GEMINI CONSULTING, INC., a Delaware corporation ("Gemini").

                                    Recitals

     WHEREAS, Renaissance and Gemini, together with Melissa Norton, Harry Lasker, Diana Korzenik and Abigail C. Housen, as trustees of the Harry M. Lasker Children's Trust (and not individually), Jeffrey Huvelle, as trustee of the David A. Lubin Children's Trust (and not individually), and David Lubin (together with their permitted assigns, the "Stockholders"), are parties to a Second Amended and Restated Teaming Agreement dated as of October 17, 1994, as amended by Amendment No. 1 thereto dated as of February 14, 1995, Amendment No. 2 thereto dated as of November 10, 1995, Amendment No. 3 thereto dated as of March 25, 1996, and Amendment No. 4 thereto dated as of April 29, 1996 (as so amended, the "Original Agreement"), pursuant to which Renaissance and Gemini set forth certain arrangements with respect to one or more joint service offerings to be offered by such parties; and

     WHEREAS, Renaissance, Gemini and the Stockholders desire to amend and restate the Original Agreement in its entirety in the manner set forth herein;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the Original Agreement is hereby amended and restated in its entirety as follows:

     1.  Definitions.  For purposes of this Agreement, the following terms shall
         -----------
have the meanings ascribed to them below:

         (a) "Additional Securities" means (i) any equity interests in
              ---------------------
Renaissance issued after the date of this Agreement, (ii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity interests in Renaissance issued after the date of this Agreement, or (iii) any debt securities convertible into equity interests in Renaissance issued after the date of this Agreement.

         (b) "Affiliate" means, with respect to a party, any person or entity
              ---------
that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such party. To the extent that this Agreement imposes obligations on an Affiliate of a party, such party agrees to cause such Affiliate to perform or otherwise abide by such obligations.

         (c) "Agreement" means this Third Amended and Restated Teaming
              ---------
Agreement, as such Agreement may be amended from time to time in accordance with the terms hereof.

         (d) "Balanced Score Card" means Renaissance's proprietary methodology
              -------------------
for strategic analysis and performance measurements, as described on Schedule A
                                                                     -------- -
attached hereto, and all enhancements, improvements and updates to such methodology developed by or for Renaissance during the first four years of the Term.

         (e) "Bankruptcy Event" means, with respect to a party:
             ------------------

             (i) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such party in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of such party or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

             (ii) the commencement by such party of any proceeding seeking a decree, order, appointment or other relief referred to in clause (i) above, the consent to or failure to oppose the granting of such relief, or the failure of such party generally to pay its debts as such debts become due, or the taking of any action by such party in furtherance of any of the foregoing.

         (f) "Bookings" means, with respect to any Period during the Term, the
              --------
sum of (i) the gross fees (excluding expense reimbursements) committed to Renaissance during such Period, either directly or through a prime contractor (such as Gemini), as evidenced by a written agreement between Renaissance and the relevant Client or prime contractor that goods or services will be provided to such Client in consideration of such fees within the 12 month period following the date of such agreement, plus (ii) any fees actually collected by Renaissance during such Period which are not evidenced by a written client agreement of the nature specified in the foregoing clause (i). Notwithstanding the foregoing, if during any Period any portion of the goods or services contemplated by any such agreement is not delivered at the Client's request, Bookings for such Period shall be reduced by the amount of fees corresponding to the cancelled goods or services to the extent that such request is primarily attributable to the actions or omissions of Gemini; provided, that if such request is made for the Client's convenience or is otherwise not attributable primarily to the acts or omissions of either Gemini or Renaissance, Bookings shall be reduced by 50% of the amount of fees corresponding to the cancelled goods or services. For example, if a client commits to a $2 million (in fees) engagement but cancels $500,000 worth of services because it runs out of funding and cancels another $250,000 because it is dissatisfied with Gemini's performance, Renaissance shall realize $1.5 million in Bookings for purposes of this Agreement. Except as provided above, the collection of fees for goods and services delivered will not impact the level of Bookings. Notwithstanding the foregoing, Bookings shall not include any billings relating to services to be provided by Renaissance with respect to any Gemini Bookings Deficiencies pursuant to Section 3(d)(i) of this Agreement.

         (g) "Change in Control" means, with respect to Renaissance (which, for
              -----------------
the purpose of this definition and Section 11(a)(v), shall include any surviving entity after a merger or consolidation of Renaissance with any other entity under clause (iv)(A) or (B) below), (i) the sale, lease, transfer or disposal of all or substantially all of the assets of Renaissance to a third party or parties in a single transaction or a series of related transactions, (ii) the consummation of a single transaction or a series of related transactions, including a merger or consolidation pursuant to clause (iv)(A) or (iv)(B) below, pursuant to which any person (within the meaning, for the purpose of this definition, of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than any of the Stockholders or a person which is or is controlled by a Gemini Competitor) becomes the beneficial owner (within the meaning, for the purpose of this definition, of Rule 13d-3 of the Exchange Act) of securities representing more than 40% of the combined voting power of Renaissance, (iii) the consummation of a single transaction or a series of related transactions, including a merger or consolidation pursuant to clause (iv)(A) or (iv)(B) below, pursuant to which any person which is or is controlled by a Gemini Competitor becomes the beneficial owner of securities representing more than 25% of the combined voting power of Renaissance, or (iv) a merger or consolidation of Renaissance with any other entity other than (A) a merger or consolidation which would result in the voting securities of Renaissance outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of Renaissance or such surviving entity outstanding immediately after such merger or consolidation and being held immediately after the merger or consolidation by the same beneficial owners of Renaissance as immediately prior to the merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of Renaissance.

         (h) "Client" means a client organization (such as, for example, the
              ------
ultimate parent client entity and all of its subsidiaries) or, if services are being provided specifically to a division or corporate unit of the client organization, such division or corporate unit, in each case which retains the services of Renaissance and/or Gemini. Definitions of certain types of existing or potential Clients are set forth below:

         (i) "Active Client" means, with respect to a party to this Agreement
              -------------
as of a particular date, a Client for which such party has within 12 months of such date performed and billed for consulting services.



         (ii) "Gemini Referral Client" means (A) an Active Client of Gemini,
               ----------------------
(B) an Active Client of Renaissance which retains the services of Renaissance as part of a Joint Service Offering or as a result of joint marketing or staffing by Renaissance and Gemini, provided that such Client shall be considered a Gemini Referral Client only to the extent of such Joint Service Offering or to the extent such joint marketing and staffing result in incremental Bookings, and
(C) a Client which is not an Active Client of Gemini or Renaissance and which retains the services of Renaissance as part of a Joint Service Offering or as a result of joint marketing or staffing by Renaissance and Gemini, provided that such Client shall be considered a Gemini Referral Client only to the extent of such Joint Service Offering or to the extent such joint marketing and staffing result in incremental Bookings.

         (iii)  "Prospective Client" means, with respect to a party to this
                 ------------------
Agreement, (A) a prospective Client to whom such party has submitted a formal written proposal which has yet to be acted upon, and (B) a prospective Client which has submitted a formal request for a proposal to such party.

     (i) "Commencement Date" means November 1, 1994.
          -----------------

     (j) "Confidential Information" means any oral or written information
          ------------------------
furnished by or on behalf of the Disclosing Party to the Receiving Party (or its representatives), whether furnished prior to or after the date of this Agreement, and shall include, by way of illustration and not limitation, all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Disclosing Party, including, without limitation, any methodology, invention, customer information, trade secret, process, research, report, technical data, know-how, computer program, software, software documentation, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost and employee list that is communicated to, learned of, developed or otherwise acquired by the Receiving Party in the course of its relationship with the Disclosing Party.

     (k) "Departing Partner Termination Event" means the date on which any
          -----------------------------------
of the Founders ceases to be employed by Renaissance in a capacity requiring him to devote substantially all of his time and efforts to Renaissance (exclusive of time and efforts devoted to Board, civil and charitable activities to the extent such activities do not interfere with such Founder's duties and responsibilities to Renaissance under the applicable employment agreement with such Founder).

     (l) "Desktop Systems" means Renaissance's proprietary methodology for
          ---------------
designing a networked work process using personal computers and associated software as part of the business re-engineering process, as described on Schedule B attached hereto, and all enhancements, improvements and updates to
-------- -
such methodology developed by or for Renaissance during the first four years of the Term.

          (m) "Founders" means Harry M. Lasker, David A. Lubin and David P.
               --------
 Norton.


          (n) "Gemini Bookings Deficiency" means, with respect to any Period
               --------------------------
during the Term, an amount equal to the excess, if any, of (i) the Gemini Guaranteed Bookings for such Period, minus (ii) the Gemini Delivered Bookings for such Period.

          (o) "Gemini Competitor" means (i) any person or entity that is set
               -----------------
forth on the illustrative Schedule C attached hereto, (ii) any person or entity
                          -------- -
actively engaged in a business that is competitive with, and conducted in any or all of the same geographic market areas as, the general management and strategy consulting, business and system transformation, change management and implementation service offering comprising Gemini's current or future business, or (iii) any person or entity which is controlled by, controls or is under common control with a person or entity referenced in clause (i) or (ii) of this
Section 1(o) (control for purposes of this Section 1(o) being defined as beneficial ownership of securities representing more than 50% of the combined voting power of a person or entity).

          (p) "Gemini Delivered Bookings" means, with respect to any Period
               -------------------------
during the Term, the sum of (i) the actual amount of Bookings from Gemini Referral Clients during such Period plus (ii) the actual amount, if any, of Bookings from Gemini Referral Clients in excess of the Gemini Guaranteed Bookings target for the immediately preceding Period plus (iii) the actual amount, if any, of Bookings for which Francis Gouillart had, has or will have any involvement in the client development, marketing, sale or delivery of the goods or services associated with such Bookings.

          (q) "Gemini Guaranteed Bookings" means, with respect to any Period
               --------------------------
during the Term, the target amount of Bookings from Gemini Referral Clients during such Period, as set forth below, so long as Renaissance (A) makes available to Gemini substantially the quantities of marketing and sales resources mutually agreed upon from time to time at the meetings contemplated by
Section 3(f), (B) makes available to Gemini substantially the number of staff for Joint Service Offerings mutually agreed upon from time to time at the meetings contemplated by Section 3(f), and (C) charges rates for service provided by Renaissance in connection with Joint Service Offerings which are not materially higher than the then-current rates offered to its Clients for similar services:




                                                      Target
                Year of                               Amount
               Agreement          Period            of Bookings
               ---------          ------            -----------
                   1              First              $6,750,000
                                  Second             $8,250,000

                   2              First              $7,000,000
                                  Second             $8,000,000

                   3              First              $6,000,000
                                  Second             $6,000,000

                   4              First              $6,250,000
                                  Second             $6,250,000

                   5              First              $6,250,000
                                  Second             $6,250,000

In the event that Renaissance fails in any Period to satisfy its obligations described in clauses (A), (B) and/or (C) of this Section 1(q), the Gemini Guaranteed Bookings for such Period shall be equitably adjusted to the extent necessary to reflect the amount by which Gemini was unable to satisfy its Guaranteed Bookings obligation as a result of such failure. Gemini shall notify Renaissance as promptly as reasonably possible following any failure by Renaissance to satisfy its obligations under this Section 1(q) so as to facilitate Renaissance's ability to mitigate the effects of such failure.

          (r) "Gemini Proprietary Materials" means the methodologies, attendant
               ----------------------------
tools, technologies, software and proprietary information and materials of Gemini summarized on Schedule D attached hereto, as such Schedule D may be
                     -------- -                          -------- -
supplemented in accordance with the terms of this Agreement. Gemini shall have the right from time to time during the Term to add additional information and materials to Schedule D if such information or materials (i) have been
             -------- -
designated Gemini Proprietary Materials by mutual written agreement of the parties, or (ii) constitute Developments owned by Gemini pursuant to Section 8 of this Agreement. Any such information, when delivered to Renaissance in accordance with the terms of Section 12(a) hereof, shall constitute a supplement to Schedule D and be incorporated herein by this reference. All Gemini
   -------- -
Proprietary Materials shall be considered to be Confidential Information for purposes of this Agreement.

          (s) "Joint Software Products" means any software products developed
               -----------------------
jointly by Renaissance and Gemini for purposes of sale or licensing to third parties.

          (t) "Licensed Methodologies" means (i) the Balanced Score Card,
               ----------------------
Performance Innovation, Knowledge Based Competition, Strategic Feedback and

Desktop Systems methodologies, and (ii) any other consulting methodologies and attendant tools developed by or for Renaissance during the first four years of the Term. Notwithstanding the foregoing, in no event shall the term Licensed Methodologies be construed to include any computer software.

          (u) "Period" means any of the six-month periods commencing on November
               ------
1 and ending on April 30 or commencing on May 1 and ending on October 31 during the Term. Notwithstanding the foregoing, the initial Period during the Term shall commence on October 17, 1994 and shall end on April 30, 1995.


          (v) "Promotional Materials" means all advertising, promotional and
               ---------------------
marketing materials and announcements to the press by either Renaissance or Gemini regarding a Joint Service Offering, this Teaming Agreement or the business to be conducted by Renaissance and Renaissance and Gemini jointly hereunder.

          (w) "Proprietary Mark" means any trademark or trade name adopted or
               ----------------
subject to a trademark application by a party to this Agreement, and any markings, colors or other insignia which are contained on or in or affixed to Promotional Materials prepared or products manufactured by or for such party in accordance with the terms of this Agreement.

          (x) "Renaissance Proprietary Materials" means the Licensed
               ---------------------------------
Methodologies, attendant tools, and the other methodologies, software, technologies and proprietary information and materials of Renaissance summarized on Schedule E attached hereto, as such Schedule E may be supplemented in
   -------- -                          -------- -
accordance with the terms of this Agreement. Renaissance shall have the right from time to time during the Term of this Agreement to add additional information and materials to Schedule E if such information or materials (i)
                             -------- -
have been designated Renaissance Proprietary Materials by mutual written agreement of the parties, or (ii) constitute Developments owned by Renaissance pursuant to Section 8 of this Agreement. Any such information, when delivered in accordance with the terms of Section 12(a) hereof, shall constitute a supplement to Schedule E and be incorporated herein by this reference. All
              -------- -
Renaissance Proprietary Materials shall be considered to be Confidential Information for purposes of this Agreement.

          (y) "Solely-Owned Software Products" means any software products
               ------------------------------
developed solely by or for Renaissance or Gemini for purposes of sale or licensing to third parties and which are used in connection with Joint Service Offerings.

          (z) "Term" means the period commencing on October 17, 1994 and ending
               ----
on the date on which this Agreement is terminated in accordance with the provisions of Section 11.

          (aa) "Termination Fee" means, in connection with any valid termination
                ---------------
of this Agreement (other than a termination pursuant to Section 11(a)(vi) hereof), the fee set forth below opposite the year in which such termination occurs:


            Year of Term During Which
              Termination Occurs                  Termination Fee
            --------------------------            ---------------
                       1                             $1,600,000

                       2                             $1,600,000

                       3                             $1,150,000

                       4                             $  800,000

                       5                             $  250,000


          2.  Background.  Gemini is in the business of providing consulting
              ----------
services and technology consulting and implementation services to domestic and international business clients. Renaissance is in the business of (a) developing software, electronic media technology, methodologies, approaches and other intellectual property and (b) providing consulting services to domestic and international business clients. Gemini has certain rights in the Gemini Proprietary Materials summarized on Schedule D attached hereto.
                                    -------- -
Renaissance has certain rights in the Renaissance Proprietary   Materials
summarized in Schedule E attached hereto.  Renaissance and Gemini desire   to
              -------- -
continue their development of one or more joint service offerings combining Gemini's service offering (or any component(s) thereof) with Renaissance's
service   offering (or any component(s) thereof) (each such combined offering, a
"Joint Service   Offering").  Gemini desires to license and develop expertise in
providing Clients with   services utilizing the Licensed Methodologies.
Renaissance is willing to license the   Licensed Methodologies to Gemini and
train Gemini personnel in the use thereof upon   the terms and conditions set
forth in this Agreement in consideration of, among other   things, the guarantee
by Gemini to Renaissance of a minimum level of Bookings and   the payment by
Gemini to Renaissance of certain fees.  The purpose of this Agreement   is to
describe the arrangements pursuant to which (i) Renaissance and Gemini will develop, market and implement Joint Service Offerings, and (ii) Renaissance will license the Licensed Methodologies to Gemini.

     3.  Overview of Teaming Relationship.
         --------------------------------

         (a)  Joint Services Offerings.  Joint Service Offerings by Renaissance
              ------------------------
and Gemini or by Gemini acting alone will utilize one or more of the Licensed Methodologies. All such offerings will be identified by Renaissance and Gemini
as   "Renaissance/Gemini Joint Offerings" or "Gemini/Renaissance Joint
Offerings." During the Term, Gemini shall not perform any services relating to or based upon all or any portion of the Licensed Methodologies other than pursuant to this Agreement. Renaissance shall work with Gemini to develop capabilities within Gemini for providing the Joint Service Offerings on the terms and conditions set forth herein. In order to develop these capabilities, Renaissance shall, subject to the terms of this Agreement, provide Gemini with the services outlined in Section 3(b) and the licenses set forth in Section 8(a). Gemini shall select Gemini personnel to be trained in the Licensed Methodologies in accordance with Section 3(b)(iii). Subject to the limitations set forth in
Section 3(b) below, staffing and revenue sharing arrangements for each Client engagement involving a Joint Service Offering shall be agreed upon by Renaissance and Gemini prior to the commencement thereof.

     (b) Methodology Development and License.  Renaissance has agreed to assist
         -----------------------------------
Gemini, on the terms and conditions set forth in this Agreement, in building an internal capability to deliver services utilizing the Licensed Methodologies independently of Renaissance after the termination of this Agreement. In return, Gemini will assist Renaissance in growing its business. Accordingly, Renaissance and Gemini have agreed as follows:

         (i) During the Term, Renaissance will (A) document the Licensed Methodologies in a form mutually agreed by Renaissance and Gemini, (B) provide documentated updates, in a form mutually agreed by Renaissance and Gemini, to the Licensed Methodologies at least semi-annually to reflect any enhancements or improvements that have been developed by Renaissance during the first four years of the Term, and (C) periodically deliver to Gemini, in a form mutually agreed by Renaissance and Gemini, collateral material reflecting the "best practices" relating to the Licensed Methodologies, including without limitation case libraries, classroom instruction, instructor notes and computer based, multi-media education, but expressly excluding any computer software.

         (ii) Renaissance will identify an "Alliance Coordinator" for each of the Licensed Methodologies. The role of this individual will be to work with Gemini counterparts to execute the operational details of this Agreement. The individual assigned to this role from time to time will be subject to Gemini approval. Gemini will identify an "Alliance Coordinator" with responsibilities comparable to those outlined above. The individual assigned to this role from time to time will be subject to Renaissance approval.

         (iii) Renaissance shall serve as the "Center of Excellence" for the Renaissance Proprietary Materials. As such, Renaissance shall be responsible for methodology development and project quality control. In consideration of certain of the fees payable by Gemini to Renaissance pursuant to Section 8(c) hereof, Renaissance will assist Gemini in causing Gemini employees to become generally familiarized with the Licensed Methodologies in a manner to be mutually agreed by Renaissance and Gemini.

         (iv) In order to help Renaissance employees participate effectively in Joint Service Offerings, Gemini shall provide during the first three years of the Term all Renaissance personnel who are assigned to Joint Service Offerings with a practice qualification training program mutually agreed by Gemini and Renaissance. Such program shall include, without limitation, training in GSW, A&D process, Results Delivery and Large Scale Mobilization. Renaissance shall pay Gemini during the first three years of the Term an annual fee of $400,000, payable quarterly in arrears, for this training.

         (v) In connection with the methodology license contemplated hereby, Renaissance is granting Gemini the licenses in the Licensed Methodologies set forth in Section 8 on the terms and conditions set forth therein.

     (c) Personnel and Staffing.  The parties intend to establish an effective,
         ----------------------
practical resource development and allocation process to insure that qualified personnel staff Joint Service Offerings and that the methodology license contemplated by Sections 3(b) and 8 occurs. Accordingly, Renaissance and Gemini have agreed as follows:

         (i) the individuals referred to in Section 3(b)(ii) shall form the joint resource allocation team, and shall work in consultation with Gemini's global market teams.

         (ii) Each party shall have final authority to make staffing decisions with respect to its Clients, but always in consultation with the other party concerning Joint Service Offerings.

     (d) Bookings Guarantee.  The parties jointly believe that a commitment to
         ------------------
help achieve specified Bookings levels for Renaissance during the Term will be beneficial to the building of the Joint Service Offering. Accordingly, the parties agree as follows:

         (i) It is currently anticipated that, for each Period during the Term, Renaissance will obtain Gemini Delivered Bookings in an amount equal to or greater than the Gemini Guaranteed Bookings for such Period. Renaissance and Gemini have established the Gemini Guaranteed Bookings based on the premise that each of Renaissance and Gemini will act in a commercially reasonable manner in marketing, staffing and pricing Joint Service Offerings. In the event that Gemini Delivered Bookings in any Period are less than the Gemini Guaranteed Bookings for such Period, then Gemini may directly retain Renaissance to provide Gemini with consulting and/or training services or products based on or comparable to the Licensed Methodologies for a fee equal to the Gemini Bookings Deficiency for such Period. The services or products to be provided by Renaissance to Gemini with respect to a Gemini Bookings Deficiency in any Period shall be provided during the immediately succeeding twelve months and shall be comprised of such consulting and training services or products as may be mutually agreed upon by Renaissance and Gemini. Except as otherwise provided in Section 11(e), to the extent that a Gemini Bookings Deficiency has not been satisfied pursuant to this Section 3(d)(i) during the 12-month period provided for in the immediately preceding sentence, Gemini shall, in lieu of any further obligation with respect to such Gemini Bookings Deficiency, pay to Renaissance an amount equal to 25% of the Gemini Bookings Deficiency remaining unsatisfied as of the end of such 12-month period. Such amount shall be paid by Gemini within 30 days of Renaissance's invoice therefor. Renaissance shall account for Bookings on a "first in, first out" basis, therefore applying Gemini Delivered Bookings in any Period first to any Gemini Bookings Deficiency then existing, and then to Gemini Guaranteed Bookings for the then current Period. In no event whatsoever shall Gemini be liable, whether under this Section 3(d)(i), Section 11(c) or otherwise, to pay Renaissance in respect of any Gemini Bookings Deficiency any amount in excess of 25% of such Gemini Bookings Deficiency.

         (ii) In the event that Gemini Delivered Bookings for the Period ending October 31, 1999 exceed the Gemini Guaranteed Bookings for such Period, Renaissance shall pay to Gemini an amount equal to 25% of such excess.

         (iii) In the event that a Gemini Bookings Deficiency is satisfied in whole or in part through the provision by Renaissance of consulting and/or training services or products directly to Gemini, for use by Gemini and not by any third party, such services shall be provided to Gemini at 85% of Renaissance's customary rates; payment for such services shall be credited to satisfy any Gemini Bookings Deficiency at 100% of Renaissance's customary rates.

         (iv) Payment for services or products provided by Renaissance to Gemini pursuant to Section 3(d)(iii) above shall be subject to acceptance of deliverables by the Joint Venture Operating Group, which approval shall not be unreasonably withheld or delayed.

         (v) The parties will use their respective best efforts during the period commencing on March 25, 1996 and ending on March 25, 1997 to jointly sell client work based on the "Project Beta" deliverables described in Amendment No. 3 to the Original Agreement, and will price client work during this period in a manner that will recognize payment by Gemini for the Project Beta deliverables.

         (vi) Notwithstanding the foregoing, the commitments undertaken pursuant to this Section 3(d) shall not be applicable from and after the date of any Departing Partner Termination Event. In such event, the parties will negotiate in good faith to establish new goals and commitments for the remainder of this Agreement.

         (vii) Notwithstanding anything to the contrary set forth herein, (A) the parties currently anticipate that there will be a Gemini Bookings Deficiency for the Period ended October 31, 1996 of $8,000,000 (the "October Bookings Deficiency") and (B) the parties agree that Gemini shall satisfy such Gemini Bookings Deficiency by the payment to Renaissance, on the Effective Date of this Agreement (as such term is defined in Section 12(n) below), of $1,600,000 (the "October Deficiency Payment"). The parties agree that the October Deficiency Payment shall be reduced as necessary (I) in accordance with the terms of the letter agreement dated September 27, 1996, between Renaissance and Gemini, and
(II) in the event that the October Bookings Deficiency is less than $8,000,000 (an "October Surplus") by an amount equal to 20% of any such October Surplus.

     (e) Meetings.  Renaissance and Gemini shall hold meetings at least once
         --------
each calendar quarter during the Term of this Agreement. At such meetings Joint Service Offering business and decisions will be presented and discussed for resolutions, including:

     .   personnel and staffing issues
     .   methodology licensing issues
     .   the levels of Bookings that are currently being achieved
     .   questions over the identity and ownership of Clients
     . review of sales pipelines and "ownership" of support requirements for upcoming marketing efforts

     (f) Payment Terms.
         -------------

         (i) It is anticipated that Clients will be billed for Joint Service Offering services substantially in accordance with the past practice of Renaissance and Gemini or as may otherwise be mutually agreed upon by Renaissance and Gemini.

         (ii) Renaissance and Gemini shall keep full, true and accurate books of account and other records containing all information and data which may be necessary to ascertain and verify the amounts payable to the other party under this Agreement. During the term of this Agreement and for a period of two years thereafter, each party shall have the right, on not more than two occasions in any 12-month period, during normal business hours and with reasonable prior notice, to inspect or have an agent, accountant or other representative inspect, such books, records and supporting data for the purposes of verifying the amounts due hereunder.

   4.  Renaissance Obligations.  In order to implement the Joint Service
       -----------------------
Offerings contemplated herein, Renaissance agrees as follows:

     (a) Marketing.  Renaissance shall provide Gemini with such marketing
         ---------
assistance as Renaissance and Gemini may from time to time jointly consider necessary to assist with the promotion of Joint Service Offerings to Clients. In addition, Renaissance may from time to time engage in additional marketing activities designed generally to enhance awareness within the industry of Joint Service Offerings.

     (b) Client Support and Service.  Renaissance shall use commercially
         --------------------------
reasonable efforts to provide such support and service to Clients in connection with each Joint Service Offering as may be mutually agreed upon by Renaissance and Gemini.

     (c) Personnel Commitment.  Renaissance shall provide the personnel
         --------------------
necessary to satisfy its staffing commitments pursuant to Section 3 of this Agreement. Notwithstanding the foregoing, the parties acknowledge that Renaissance may provide consulting and other services and products to third parties separate from the Joint Service Offerings. Renaissance shall allocate its resources between Joint Service Offerings and such other services and products in good faith and in a reasonable and prudent manner, subject to its understanding that inability to allocate resources to Joint Service Offerings may impact the Bookings commitments set forth in Section 3(d) pursuant to
Section 1(q).

     (d) Additional Responsibilities.  Renaissance will:  (i) provide relevant
         ---------------------------
information concerning Joint Service Offerings to prospective Clients; (ii) periodically transmit to Gemini any material complaints concerning any aspect of Joint Service Offerings which Renaissance receives from Clients; (iii) remain reasonably informed and knowledgeable concerning those components of Joint Service Offerings which are to be provided by Gemini; and (iv) make no representations, warranties or guaranties to existing or potential Clients with respect to those components of Joint Service Offerings which are to be provided by Gemini that are inconsistent with the literature or documentation distributed, or other instructions provided, by Gemini.

     (e) Cooperation.  Renaissance agrees generally to cooperate in good faith
         -----------
and in a reasonable manner with Gemini in connection with the development, marketing and implementation of Joint Service Offerings.

  5. Gemini Obligations.  In order to implement the Joint Service Offerings
     ------------------
contemplated herein, Gemini agrees as follows:

     (a) Marketing.  Gemini shall have responsibility for marketing Joint
         ---------
Service Offerings commensurate with its Bookings commitment in Section 3(d).

     (b) Client Support and Service.  Gemini shall use commercially reasonable
         --------------------------
efforts to provide such support and service to Clients in connection with each Joint Service Offering as may be mutually agreed upon by Renaissance and Gemini.

     (c) Personnel Commitment.  Gemini shall provide the personnel necessary to
         --------------------
satisfy its staffing commitments pursuant to Section 3 of this Agreement. Notwithstanding the foregoing, the parties acknowledge that Gemini may provide consulting services not utilizing the Licensed Methodologies to third parties separate from Joint Service Offerings. Gemini shall allocate its resources between Joint Service Offerings and such other services in good faith and in a reasonable and prudent manner.

     (d) Additional Responsibilities.  Gemini will:  (i) provide relevant
         ---------------------------
information concerning Joint Service Offerings to prospective Clients; (ii) periodically transmit to Renaissance any material complaints concerning any aspect of Joint Service Offerings which Gemini receives from Clients; (iii) remain reasonably informed and knowledgeable concerning those components of Joint Service Offerings which are to be provided by Renaissance; and (iv) make no representations, warranties or guarantees to existing or potential Clients with respect to those components of Joint Service Offerings which are to be provided by Renaissance that are inconsistent with the literature or documentation distributed, or other instruction provided, by Renaissance.

     (e) Cooperation.  Gemini agrees generally to cooperate in good faith and in
         -----------
a reasonable manner with Renaissance in connection with the development, marketing and implementation of Joint Service Offerings.

  6. Non-Solicitation.
     ----------------

     (a) Renaissance.  During the Term, Renaissance will not, directly or
         -----------
indirectly, knowingly solicit any Active or Prospective Client of Gemini seeking to perform any services competitive with the Joint Service Offerings for such Client, or knowingly perform any such services at the invitation of any such Client other than pursuant to this Agreement as part of a Joint Service Offering. In addition, during the period commencing on the date of this Agreement and ending on the first anniversary of the date on which this Agreement is terminated or expires, Renaissance shall not, directly or indirectly, recruit, solicit or induce, or attempt to induce, any employee or employees of Gemini to terminate their employment with, or otherwise cease their relationship with, Gemini, or hire any such employees.

     (b) Gemini.  During the Term, Gemini will not, directly or indirectly,
         ------
knowingly solicit any Active or Prospective Client of Renaissance seeking to perform services competitive with the Joint Service Offerings for such Client, or knowingly perform any such services at the invitation of any such Client, other than pursuant to this Agreement as part of a Joint Service Offering. In addition, during the period commencing on the date of this Agreement and ending on the first anniversary of the date on which this Agreement is terminated or expires, Gemini shall not, directly or indirectly, recruit, solicit or induce, or attempt to induce, any employee or employees of Renaissance to terminate their employment with, or otherwise cease their relationship with, Renaissance, or hire any such employees.

     (c) Interpretation.  The agreements of the parties contained in this
         --------------
Section 6 shall be construed as separate agreements covering each country (and, in the case of the United States, each state and county) in which the parties do business, and to the extent any of such agreements shall be illegal or unenforceable in any one country (or state or county) or shall be enforceable only for a term shorter than the term set forth herein, the parties' agreements shall be effective with respect to each country (or state or county) or parts thereof for the maximum period of time for which they can be enforced, such agreements with respect to each country (and state and county) being construed as separable and independent.

     (d) Noncircumvention.  Neither party will seek to terminate this Agreement
         ----------------
or take any other action in order, directly or indirectly, to substitute such party's or third party personnel, services or methodologies for the personnel, services and methodologies anticipated to be provided to Clients by the other party as part of any Joint Service Offerings.

 7.  Confidentiality.
     ---------------

     (a) Each party to this Agreement (the "Receiving Party") shall hold in confidence, and shall not disclose (or permit or suffer its personnel to disclose) to any person outside its organization, any Confidential Information of the other party (the "Disclosing Party"). The Receiving Party and its personnel shall use such Confidential Information only in connection with the performance of services on a joint basis as part of Joint Service Offerings and shall not use or exploit such Confidential Information for its own benefit or the benefit of another without the prior written consent of the Disclosing Party. The Receiving Party shall disclose Confidential Information received by it under this Agreement only to persons within its organization who have a need to know such Confidential Information in the course of the performance of their duties in connection with this Agreement. The Receiving Party shall adopt and maintain programs and procedures which are reasonably calculated to protect the confidentiality of Confidential Information and shall be responsible to the Disclosing Party for any disclosure or misuse of Confidential Information which results from a failure to comply with this provision. In the event that any Receiving Party is acquired (in whole or in part) by a third party during the Term of this Agreement, then, to the extent necessary for the Receiving Party to comply with the terms of this Section 7, the Receiving Party shall erect a "Chinese Wall" between the Receiving Party and its acquirer to preserve the confidentiality of the Disclosing Party's Confidential Information to the extent such Confidential Information is comprised of Gemini Proprietary Materials (in the event that Gemini is the Disclosing Party) or Renaissance Proprietary Materials (in the event that Renaissance is the Disclosing Party). The Receiving Party will promptly report to the Disclosing Party any actual or suspected violation of the terms of this Section 7 and will take all reasonable further steps requested by the Disclosing Party to prevent, control or remedy any such violation. Notwithstanding the foregoing, Gemini may disclose to its Clients Licensed Methodologies constituting Confidential Information of Renaissance, provided that (i) such disclosure is made in the ordinary course of providing consulting services based on the Licensed Methodologies and (ii) to the extent reasonably feasible, Gemini requires such Clients to maintain the confidentiality of such methodologies.

     (b) The obligations of the Receiving Party specified in paragraph (a) above shall not apply, and the Receiving Party shall have no further obligations, with respect to any Confidential Information to the extent the Receiving Party can demonstrate that such Confidential Information:

         (i) is generally known to the public at the time of disclosure or becomes generally known through no wrongful act on the part of the Receiving Party;

         (ii) is in the Receiving Party's possession at the time of disclosure other than as a result of the Receiving Party's breach of any legal obligation;

         (iii) becomes known to the Receiving Party through disclosure by sources other than the Disclosing Party having the legal right to disclose such Confidential Information;

         (iv) is independently developed by the Receiving Party without reference to or reliance upon the Confidential Information; or

         (v) is required to be disclosed by the Receiving Party to comply with applicable laws or governmental regulations, provided that the Receiving Party provides prior written notice of such disclosure to the Disclosing Party and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

     (c) The Receiving Party shall, upon the termination of this Agreement or the request of the Disclosing Party, return to the Disclosing Party all drawings, documents and other tangible manifestations of Confidential Information received by the Receiving Party pursuant to this Agreement (and all copies and reproductions thereof).

     (d) The parties agree to jointly use all reasonable efforts to ensure that, to the extent permitted by law, neither the identity of their Clients or any confidential Client information obtained during the course of performing a Joint Service Offering will be disclosed to the public as a result of Renaissance's having consummated an initial public offering of its securities (an "IPO") without the consent of such Client(s). These efforts may include, without limitation, structuring Joint Service Offerings so that Renaissance is a subcontractor to Gemini or otherwise not in privity with Clients and/or disclosing to the Client prior to the commencement of the Joint Service Offering that the IPO has occurred.

 8.  Intellectual Property.
     ---------------------

     (a) Renaissance hereby grants to Gemini, and Gemini hereby accepts, a non-exclusive, non-transferable (except as provided herein) license (which shall become perpetual upon satisfaction of the terms set forth in Section 8(d)), subject to the terms and conditions of this Agreement, to use the Licensed Methodologies (i) solely in connection with Joint Service Offerings during the Term and (ii) in the ordinary course of its consulting business thereafter, subject to Section 8(d); provided, that to the extent any portion of the Licensed Methodologies is not owned exclusively by Renaissance, this Section 8(a) shall grant rights to Gemini in such portion only to the extent Renaissance possesses the authority to grant sublicenses thereof. Gemini shall not have the right to sell, license, sublicense, convey, transfer, dispose of or use the Licensed Methodologies except in connection with Joint Service Offerings and as otherwise expressly provided herein. Gemini shall be permitted to sublicense the Licensed Methodologies to its Clients for their internal purposes only.

     (b) Except as otherwise provided in Section 11(e), in consideration of the reduction in Gemini Guaranteed Bookings provided for in this Agreement from those provided for in the Original Agreement and the methodology licenses granted herein for use of the Licensed Methodologies during each Period of the third, fourth and fifth years of the Term, Gemini shall pay Renaissance a license fee for each Period as set forth below on or before the date specified:

     Period Covered                  Payment Date                     Payment
     --------------                  ------------                     -------

November 1, 1996 - April 30, 1997    November 1, 1996 (or, if         $1,000,000
                                     later, the Effective Date)

May 1, 1997 - October 31, 1997       May 1, 1997                      $1,000,000

November 1, 1997 - April 30, 1998    November 1, 1997                 $1,000,000

May 1, 1998 - October 31, 1998       May 1, 1998                      $1,000,000

November 1, 1998 - April 30, 1999    November 1, 1998                 $1,000,000


In addition to any other remedies available to Renaissance hereunder, if Gemini fails to pay any amounts after payment is due, (i) Gemini shall, within 30 days of the due date therefor, cease making use of any of the Licensed Methodologies (other than any use (A) authorized pursuant to existing agreements with Gemini Clients in connection with engagements completed prior to the date such payment is due and (B) required to complete engagements with Gemini Clients pursuant to agreements entered into with such Clients prior to the date such payment is due, in each case only to the extent required pursuant to the terms of such agreements as in effect on the date such payment is due) until such time as such amounts have been paid in full to Renaissance, and (ii) Gemini shall pay Renaissance a late payment charge equal to 10% per annum, compounded monthly, on such unpaid amounts (or, if less, the maximum amount permitted by law). The parties acknowledge and agree that the payment obligations of Gemini pursuant to this Section 8(b) shall be unconditional (except in the event that this Agreement is validly terminated pursuant to Section 11) and not in any way related or conditioned upon the performance by Renaissance of any services or the delivery by Renaissance of any deliverables hereunder.

     (c) In consideration of the licenses granted to Gemini pursuant to Section 8(a), the services provided by Renaissance pursuant to Section 3(b) and the training and other costs to be incurred by Renaissance in connection therewith, and in addition to the license fees provided for in paragraph (b) above, during the first three years of the Term, except as otherwise provided in Section 11(e), Gemini shall pay to Renaissance an annual fee of $2,000,000. Such fee shall be paid in quarterly installments of $500,000 on November 1, February 1, May 1 and August 1 of each year during the first three years of the Term. Renaissance will be paid its reasonable out-of-pocket expenses for such services incurred during the fourth year of the Term. Renaissance and Gemini shall agree on the nature and scope of, and a timetable for, the services to be provided by Renaissance to Gemini in connection with the fees payable under this Section 8(c) during the third year of the Term, provided that such timetable shall provide for the completion of such services by no later than the dates set forth below with respect to the invoice dates listed opposite such dates:

                                                        Work to be
     Invoice Date                                      Completed By
     ------------                                      ------------

     November 1, 1996 (or, if                          September 30, 1996
     later, the Effective Date)

     February 1, 1997                                  December 31, 1996

        May 1, 1997                                 March 28, 1997

        August 1, 1997                              June 27, 1997


Payment for services or products provided by Renaissance pursuant to this
Section 8(c) during the third year of the Term shall be subject to acceptance of deliverables by the Gemini sponsor for such project or, if no such Gemini sponsor is designated, by the Joint Venture Operating Group, which approval shall not be unreasonably withheld or delayed.


        (d) Following the expiration or valid termination of this Agreement in accordance with Section 11, and notwithstanding any payment obligations of Gemini under Sections 3(d)(i), 8(b), 8(c) or 11(c), the licenses granted to Gemini pursuant to Section 8(a) shall be fully paid and perpetual; provided, however, that Gemini shall not have the right to use the Renaissance name in connection with its use of the Licensed Methodologies following the expiration or termination of this Agreement.

        (e) All right, title and interest in and to all Gemini Proprietary Materials shall be owned exclusively by Gemini. All right, title and interest (subject to the licenses granted herein) in and to all Renaissance Proprietary Materials shall be owned exclusively by Renaissance.

        (f) Except as otherwise agreed upon in advance and in writing by Renaissance and Gemini, all right title and interest in and to all methodolo-gies, attendant tools, technologies, software, inventions, discoveries and proprietary information, all enhancements thereto, and all materials, ideas, concepts, knowledge and techniques developed or conceived solely by personnel of Renaissance or Gemini after the date hereof and prior to the expiration or termination of the Term (a "Development") shall be owned exclusively by such party. All right, title and interest in and to all Developments developed or conceived jointly by Renaissance and Gemini shall be owned jointly by such parties and, except for Developments which constitute Joint Software Products, may be used for any purpose by Renaissance or Gemini without any duty to account to the other. Any Development shall be added to the schedule of Renaissance Proprietary Materials and/or Gemini Proprietary Materials, as the case may be.

        (g) Each party hereby grants to the other, and the other party hereby accepts, a perpetual, non-exclusive, royalty free worldwide license, with the right to sublicense, to any and all Developments owned by such party pursuant to
Section 8(f) to the extent relating to all or any portion of the Licensed Methodologies

(in the case of Developments by Gemini) and the Gemini Proprietary Materials (in the case of Developments by Renaissance).

        (h) Each of Renaissance and Gemini shall have an option to license from the other (on a non-exclusive basis and on the most favorable commercial terms made available from time to time by the other party) any Solely-Owned Software Product developed by the other party during the Term; provided, that to the extent any portion of a Solely-Owned Software Product is not owned exclusively by the other party, this Section 8(h) shall grant rights to Renaissance or Gemini in such portion only to the extent the other party possesses the authority to grant sublicenses thereof.

        (i) In the event that Renaissance and Gemini agree to jointly develop a Joint Software Product during the Term of this Agreement, such parties shall, prior to the development thereof, agree on the allocation of development and maintenance costs in connection with such Joint Software Product and the sharing of royalties and revenues payable by third parties in connection therewith.

        (j) Notwithstanding any other provision of this Section 8, if the prime contract with a Client in any Joint Service Offering requires that the Client own any Development, the Client shall have all rights granted to it under the contract and Gemini and Renaissance will share in any residual rights in accordance with this Section 8.

        (k) Renaissance hereby represents and warrants to Gemini as of the date hereof that since the Commencement Date, Renaissance has not sold, transferred, conveyed, assigned, licensed, sublicensed, disposed, encumbered or restricted in any way so as to limit in any material respect the uses of the licenses to the Licensed Methodologies to Gemini under this Agreement, any right, title or interest of Renaissance in and to any of the Licensed Methodologies. This representations shall survive the termination of the Agreement for a period of five years. Renaissance further covenants that after the date hereof it shall not sell, transfer, convey, assign, license, sublicense, dispose, encumber or restrict in any way so as to limit in any material respect the uses of the licenses to the Licensed Methodologies to Gemini under this Agreement, any right, title or interest of Renaissance in and to any of the Licensed Methodologies.

    9.  Infringement Indemnification.
        ----------------------------

        (a) If notified promptly in writing of any claim or action (and all prior related claims) asserted or brought against a party (the "Indemnified Party") based on a claim that any material furnished by the other party (the "Indemnifying Party") in connection with a Joint Service Offering infringes any valid United States patent, trademark, copyright or trade secret, the Indemnifying Party shall defend such claim or action at its expense and pay all costs and damages finally awarded in such action or settlement which are attributable to such claim. The Indemnifying Party shall have sole control of the defense of any such claim or action and all negotiations for its settlement or compromise. The Indemnified Party shall not be entitled to participate in such defense except at its own expense. The Indemnified Party shall cooperate fully with the Indemnifying Party in the defense, settlement or compromise of any such claim or action. In the event that a final injunction is obtained against the Indemnified Party's use of material supplied by the Indemnifying Party by reason of infringement of a valid United States patent, copyright or trade secret, or if in the opinion of the Indemnifying Party such material is likely to become the subject of a successful claim of such infringement, the Indemnifying Party may, at its option and expense, (i) procure for the Indemnified Party the right to continue using such material, (ii) replace or modify such material so that it becomes non-infringing (so long as its functionality is essentially unchanged), or (iii) terminate the use of such material.

        (b) Notwithstanding the foregoing, the Indemnifying Party shall have no liability to the Indemnified Party to the extent that any infringement or claim thereof is based upon (i) use of any material supplied by the Indemnifying Party in combination with equipment, software or other material not supplied by the Indemnifying Party where the material supplied by the Indemnifying Party would not itself be infringing, (ii) compliance with designs, specifications or instructions of the Indemnified Party, (iii) use of any material supplied by the Indemnifying Party in an application or environment for which such material was not designed or not contemplated hereunder, (iv) modification of such material by anyone other than the Indemnifying Party, (v) any claims of infringement of any patent, copyright or trade secret in which the Indemnified Party or any Affiliate or Client of the Indemnified Party has an interest or license, or (vi) use of any Developments developed by the personnel of the Indemnified Party.

    THE FOREGOING INDEMNIFICATION PROVISIONS STATE THE ENTIRE LIABILITY OF THE INDEMNIFYING PARTY WITH RESPECT TO INFRINGEMENT OR ALLEGED INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS, TRADE SECRETS AND OTHER INTELLECTUAL PROPERTY OR PROPRIETARY RIGHTS BY MATERIALS SUPPLIED BY THE INDEMNIFYING PARTY HEREUNDER.

    10. Promotional Materials; Trademarks.
        ---------------------------------

        (a) Except to the extent expressly provided in this Section 10, all Promotional Materials which include or make reference to the name or any Proprietary Mark of the other party shall be submitted to be approved by such other party in advance of its use (which approval shall not be unreasonably withheld).

        (b) Renaissance shall be authorized to include in its Promotional Materials a statement that it is engaged in Joint Service Offerings with Gemini, and Gemini shall be authorized to include in its Promotional Materials a statement that it is engaged in Joint Service Offerings with Renaissance.

        (c) Gemini shall include the Renaissance name in all Promotional Materials which makes reference to all or any aspect of any Joint Service Offering and otherwise use its best efforts to promote the Renaissance name and business with Gemini's Active and Prospective Clients. Renaissance shall include the Gemini name in all Promotional Materials which make reference to all or any aspect of any Joint Service Offering and otherwise use its best efforts to promote the Gemini name and business with Renaissance's Active and Prospective Clients.


        (d) Gemini and Renaissance will cooperate in marketing efforts relating to Joint Service Offerings, and each shall also be free to conduct whatever independent marketing efforts (relating to Joint Service Offerings or otherwise) it desires so long as they are not inconsistent with the provisions of this Agreement.

        (e) Neither party shall use any Proprietary Mark of the other party in connection with any business conducted by such party other than in connection with any Joint Service Offering. Each party agrees that any use of the Proprietary Marks of the other party authorized pursuant to this Agreement shall not create in its favor any right, title or interest therein. Each party agrees that it will not use, without the other party's prior written consent, any mark which is likely to be similar to or confused with the other party's Proprietary Marks.

        (f) Any articles or other materials submitted for publication by Gemini personnel to business or academic journals based on or otherwise relating to all or any part of the Renaissance Proprietary Materials shall be credited to the appropriate Renaissance principal(s) in a manner mutually agreed upon by the parties. Gemini shall cause all such materials to be submitted to Renaissance for review and approval by the appropriate principal(s) not less than 30 days prior to the date on which such materials are proposed to be submitted for publication.

    11. Term; Termination.
        -----------------

        (a) The Term of this Agreement shall commence on the date hereof and shall remain in effect until the first to occur of any of the following:

              (i) if a party shall have materially breached this Agreement (other than the breaches referred to in Section 11(a)(ii)) and shall have failed to cure such material breach within 60 days after notice of such breach from the non-breaching party;

              (ii) if (A) Gemini shall have breached any of its payment or Bookings Deficiency obligations set forth in Section 8(b), 8(c) or 3(d) of this Agreement or (B) Renaissance shall have breached any of its payment obligations set forth in Section 3(b)(iv) or 3(d)(ii), and in either such case such party shall have failed to cure such breach within 15 days after notice of such breach from the non-breaching party;

              (iii) if a Bankruptcy Event shall have occurred with respect to a party and the other party shall have given notice of its election to terminate this Agreement pursuant to this Section 11(a)(iii) within 60 days after it shall have learned of such Bankruptcy Event on the part of the other party;

              (iv) at any time, upon the mutual agreement of both Renaissance and Gemini;

              (v) at any time during the 30-day period after Gemini becomes aware of the consummation of a transaction resulting in a Change in Control of Renaissance, at the election of Gemini; and

              (vi)   on the fifth anniversary of the Commencement Date.

        (b) The provisions of Sections 3(d), 3(f), 6, 7, 8, 9, 11(b), 11(c), 11(d) and 11(e) shall survive any termination of this Agreement.

        (c) Neither party shall be entitled to monetary damages or any other remedy for the breach of this Agreement by the other party hereto, other than the remedy of termination provided for in paragraph (a)(i) or (ii) above, except to the extent such breach relates to (i) the obligation of Renaissance to make payments to Gemini under Section 3(b)(iv) or 3(d)(ii), (ii) the obligation of Gemini, subject to Section 11(e), to satisfy the Gemini Bookings Deficiency or other payment obligations of Gemini under Section 3(d), 8(b) or 8(c), or (iii) a breach by Gemini of any of its obligations (other than any of Gemini's payment obligations which are the subject of clause (ii) of this Section 11(c)) relating to the Licensed Methodologies set forth in Section 8. Notwithstanding the foregoing, nothing in this Section 11 shall be construed as limiting in any way the right of a party to seek injunctive relief with respect to any actual or threatened breach of this Agreement, including without limitation an actual or threatened breach of Section 3(d), 6, 7, 8 or 9, from a court of competent jurisdiction. Furthermore, notwithstanding the foregoing, the parties acknowledge that if this Agreement is validly terminated prior to the fifth anniversary of the Commencement Date in accordance with Section 11(a)(i), 11(a)(ii), 11(a)(iii) or 11(a)(v), Gemini's damages will be difficult to calculate with precision. Accordingly, the parties agree that, in the event of such a termination, as liquidated damages and not a penalty, Renaissance shall promptly pay to Gemini the applicable Termination Fee. The parties further agree that, in light of Gemini's investment in performing its obligations under this Agreement, it is fair and reasonable that
(A) such termination fee should be paid to Gemini and (B) Gemini shall not pay any termination fee to Renaissance in the event that Renaissance elects to terminate this Agreement (it being understood that nothing set forth in clause
(B) of this Section 11(c) shall affect Gemini's obligation with respect to any other fees or payments otherwise due pursuant to the terms of this Agreement).

        (d) Notwithstanding anything to the contrary set forth herein, if prior to the termination of this Agreement, Renaissance and Gemini shall have jointly agreed with each other on the terms for a Joint Service Offering to be provided by the parties to a Client and such Client shall have accepted such terms, then the parties agree to continue to work together following the termination of this Agreement, in accordance with the terms of Sections 3(a), 3(b), 3(c), 3(f), 4 and 5 hereof, to complete such Joint Service Offering for such Client.

        (e) Notwithstanding any provision to the contrary herein, in no event shall Gemini be liable to Renaissance upon a valid termination of this Agreement by Gemini under Section 11(a)(i), 11(a)(ii)(B), 11(a)(iii) or 11(a)(v) for any
(i) payment obligation under Section 3(d)(i) unless Renaissance has sent Gemini an invoice therefor prior to such termination in accordance with the terms of
Section 3(d)(i), (ii) license fee payable under Section 8(b) on any payment date set forth therein if this Agreement is so terminated prior to any such payment date, and (iii) service fee or out-of-pocket expense under Section 8(c) payable in respect of completed work if the Agreement is so terminated prior to the applicable invoice date for such work as set forth in Section 8(c). In addition, and notwithstanding any other provision to the contrary herein, the parties agree that:

        (A) in the event that Gemini validly terminates this Agreement pursuant to Section 11(a)(i), 11(a)(ii)(B), 11(a)(iii) or 11(a)(v), Gemini shall pay to Renaissance (I) all amounts for which Renaissance has sent Gemini an invoice prior to such termination in accordance with the terms of Section 3(d)(i), (II) all license fees payable under Section 8(b) with respect to any payment date set forth therein which has occurred on or prior to the date of such termination, and (III) all service fees and out-of-pocket expenses under
Section 8(c) payable in respect of work completed under such Section to the extent that the applicable invoice date for such work, as set forth in Section 8(c), occurs on or prior to the date of such termination;

        (B) in the event that Renaissance validly terminates this Agreement pursuant to Section 11(a)(i), 11(a)(ii)(A) or 11(a)(iii) and, on the date of such termination, no Bookings Deficiency exists with respect to any Period or Periods ended prior to the date of such termination, Gemini shall pay to Renaissance (I) all amounts for which Renaissance has sent Gemini an invoice prior to such termination in accordance with the terms of Section 3(d)(i), (II) all license fees payable under Section 8(b) with respect to any payment date set forth therein which has occurred on or prior to the date of such termination, and (III) all service fees and out-of-pocket expenses under Section 8(c) payable in respect of work completed under such Section to the extent that the applicable invoice date for such work, as set forth in Section 8(c), occurs on or prior to the date of such termination;


        (C) in the event that Renaissance validly terminates this Agreement pursuant to Section 11(a)(i), 11(a)(ii)(A) or 11(a)(iii) and, on the date of such termination, a Bookings Deficiency exists with respect to any Period or Periods ended prior to the date of such termination, Gemini shall pay to Renaissance (I) an amount equal to 25% of such Bookings Deficiencies as of the date of such termination, (II) all amounts for which Renaissance has sent Gemini an invoice prior to such termination in accordance with the terms of Section 3(d)(i), (III) all license fees payable under Section 8(b) with respect to any payment date set forth therein which has occurred on or prior to the date of such termination, and (IV) all service fees and out-of-pocket expenses under
Section 8(c) payable in respect of work completed under such Section to the extent that the applicable invoice date for such work, as set forth in Section 8(c), occurs on or prior to the date of such termination;

        (D) in no event shall Renaissance be liable to Gemini upon a valid termination of this Agreement by either party pursuant to Section 11(a) for any fee payable under Section 3(b)(iv) on any payment date set forth therein if this Agreement is terminated prior to any such payment date; and

        (E) in all events, Gemini shall pay to Renaissance following any termination of this Agreement (I) amounts collected by Gemini from Clients with respect to services provided by Renaissance to such Clients prior to the date of such termination and (II) amounts payable in respect of any services performed by Renaissance for Gemini (other than any services performed by Renaissance for Gemini pursuant to Section 8(c)) prior to the date of such termination.

    12. Miscellaneous.
        -------------

        (a) Any and all notices, elections, consents or demand permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election, consent or demand, and shall be delivered personally, sent by United States registered or certified mail, return receipt requested, or delivered by Federal Express or another reputable U.S. overnight courier to the other party at its address set forth below, or at such other address as may be supplied by written notice given in conformity with the terms of this Section 12(a).

        If given to Renaissance:

        Renaissance Solutions, Inc.
        Lincoln North
        55 Old Bedford Road
        Lincoln, Massachusetts  01773

        Attention:  David A. Lubin

        With a copy to:

        Hale and Dorr
        60 State Street
        Boston, Massachusetts  02109

        Attention:  David E. Redlick, Esq.

        If given to Gemini:

        Gemini Consulting, Inc.
        25 Airport Road
        Morristown, New Jersey  07960

        Attention:  Gabriel Bresler

        With a copy to:

        Gemini Consulting, Inc.
        25 Airport Road
        Morristown, New Jersey  07960

        Attention:  Michael R. Chayet, Esq.

  The date of personal delivery, the date that is three business days following the date of mailing or the date that is one business day following deposit with an overnight courier service, as the case may be, shall be the date of such notice.

        (b) This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign any of its rights or obligations under this Agreement without the prior written consent of the other party.

        (c) This Agreement may be amended at any time or from time to time by a written instrument duly executed by both Renaissance and Gemini.

        (d) The failure of any party to this Agreement to insist upon strict performance of a covenant or obligation hereunder, irrespective of the length of time for which such failure continues, shall not constitute a waiver of such party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

        (e) Except as otherwise expressly provided for herein or agreed to in writing by Renaissance and Gemini, each party will pay all costs and expenses incurred in the performance of its obligations under this Agreement.

        (f) This Agreement, together with the Schedules hereto, constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, representations or warranties with respect to the subject matter hereof, whether written or oral. The Schedules attached hereto are incorporated herein by this reference.

        (g) Titles or captions of Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

        (h) This Agreement may be executed in a number of counterparts, all of which together shall for all purposes constitute one Agreement, binding upon both parties notwithstanding that both parties have not signed the same counterpart.

        (i) This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the internal laws of the State of Delaware without reference to the conflicts of laws provision thereof.

        (j) The provisions of this Agreement are solely for the benefit of the parties hereto and shall not confer any rights of any nature on any third party.

        (k) If any provision of this Agreement shall be declared invalid for any reason whatsoever, that provision shall not affect any other provision of this Agreement, which shall remain in full force and effect; and to this end, the provisions of this Agreement are hereby declared severable.

        (l) Nothing contained in this Agreement shall be deemed to constitute either party as the agent or representative of the other party, or both parties as joint venturers or partners for any purpose.

        (m) The parties hereto represent that in the negotiation and drafting of this Agreement Renaissance and Gemini have been represented by and have relied upon the advice of counsel. The parties affirm that their counsel have had a substantial role in the drafting and negotiation of this Agreement and, therefore, the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any Schedule attached hereto.

        (n) This Agreement shall become effective from and after the delivery of stock certificates (or the equivalent) and payment therefor on the Closing Date (as such term is defined in the Underwriting Agreement to be entered into by or on behalf of Gemini, Renaissance and the underwriters and selling stockholders named therein in connection with an underwritten public offering (the "Gemini Offering") for the sale of the shares of Renaissance Common Stock issuable to Gemini pursuant to the Common Stock Purchase Warrants and Common Stock Purchase Options dated April 11, 1995 among Gemini, Renaissance and certain of the Stockholders) (such date being referred to in this Agreement as the "Effective Date"); provided, however, that this Agreement shall be void and of no further force or effect in the event that the Closing Date has not occurred by the close of business on December 24, 1996. Unless and until this Agreement becomes effective in accordance with the prior sentence, the Original Agreement shall continue to be in full force and effect.

        (o) Gemini hereby acknowledges and agrees that no consent or waiver from Gemini is or shall be necessary or required for Renaissance to (i) proceed with the filing of any registration statement for, or the offer, sale or issuance of any Additional Securities in connection with, any public offering of capital stock by Renaissance or (ii) comply with the reporting, disclosure and other obligations imposed upon public companies pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the matters referred to in these clauses (i) and (ii) being hereinafter referred to as "Public Company Activities"); provided, that nothing set forth in this sentence shall limit any claim or remedy available to Gemini under this Agreement as the result of any breach of the Agreement arising out of or relating to Public Company Activities (it being agreed by Gemini, however, that there shall be no such breach solely as a result of the occurrence of Public Company Activities in and of itself).

        (p) The Stockholders have entered into this Agreement for the sole purpose of consenting to the amendment and restatement of the Original Agreement, and shall not have any further rights, responsibilities or obligations hereunder from and after the Effective Date.

        (q) Any disputes between the parties relating to whether a party is entitled to or has effectively terminated this Agreement pursuant to Section 11(a)

(other than Section 11(a)(v)) hereof or any election by Gemini to exercise its right, to which Renaissance hereby agrees, to determine whether any person or entity is a "Gemini Competitor" within the meaning set forth in Section 1(o) hereof shall be settled and finally determined exclusively by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, subject to the provisions of this Section 12(q). Any arbitration pursuant to this Section 12(q) shall be conducted by a single arbitrator, who shall be a lawyer who has previously served as a federal judge or as a judge in a state trial or appellate court of general jurisdiction (a "Former Judge") selected by agreement of the parties. If within 60 days of the receipt by one party from the other of written notice of a dispute governed by this Section 12(q) the parties have not selected an arbitrator who has agreed to serve, the arbitrator shall be selected in accordance with Rule 13 of the Commercial Arbitration Rules of the American Arbitration Association, provided that the American Arbitration Association shall be instructed that a majority of the names on the list of potential arbitrators it submits to the parties shall be of Former Judges, and in the event the appointment cannot be made from the submitted lists in accordance with Rule 13, the American Arbitration Association shall appoint a Former Judge. The parties shall bear equally the fees of the arbitrator. Each party shall be entitled to assert in the arbitration such legal and equitable claims, counterclaims and defenses as would otherwise be available to such party in civil litigation. In addition, the parties shall be permitted to engage in discovery, present written briefs to the arbitrator and present evidence and witnesses to the arbitrator pursuant to the Federal Rules of Civil Procedure, all as interpreted by the arbitrator. The arbitrator may proceed to a resolution notwithstanding the failure of a party to participate in the proceedings. The location of any such arbitration shall be at a site mutually agreeable to the parties within Washington, D.C. The parties shall instruct the arbitrator to structure the arbitration in a manner so as to result in a final determination by the arbitrator on a date no later than 12 months following the date of the event giving rise to the arbitration and to allow, at the request of either party, at least 90 days for pre-hearing discovery. A judgment upon the award rendered in any such arbitration shall be final and binding upon the parties and may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, nothing in this Section 12(q) shall be construed as limiting, expanding or otherwise affecting in any way the right of a party to seek injunctive relief with respect to any actual or threatened breach of this Agreement, including without limitation an actual or threatened breach of
Section 3(d),6,7,8 or 9, from a court of competent jurisdiction.

        (r) Gemini hereby consents to the sale by the Stockholders of up to a total of 225,000 shares of Renaissance Common Stock in the Gemini Offering and hereby waives any and all provisions of the Original Agreement in connection therewith.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument effective as of the date first set forth above.


                                RENAISSANCE SOLUTIONS, INC.



                                By: /s/ David A. Lubin
                                   ------------------------------------------
                                   Title: Co-Chairman, Treasurer and Director


                                GEMINI CONSULTING, INC.



                                By: /s/ Jean-Pierre Durant des Aulnois
                                   -----------------------------------
                                   Title: Chief Financial Officer


          The undersigned hereby enter into this Agreement solely for the purposes of Section 12(p) hereof:

          /s/ Melissa E. Norton
          ---------------------------------------
          Melissa E. Norton

          /s/ Harry M. Lasker
          ---------------------------------------
          Harry M. Lasker


          THE HARRY M. LASKER CHILDREN'S TRUST



          By: /s/ Diane Korzenik
             ------------------------------------------------
             Diane Korzenik, as trustee and not individually

          and

          By: /s/ Abigail C. Housen
             ------------------------------------------------
             Abigail C. Housen, as Trustee and not individually

          /s/ David A. Lubin
          --------------------------------
          David A. Lubin


          THE DAVID A. LUBIN CHILDREN'S TRUST


          By: /s/ Jeffrey Huvelle
             ---------------------------------------------------
             Jeffrey Huvelle, as Trustee and not individually

                     SCHEDULE A -- THE BALANCED SCORE CARD

                    [LETTERHEAD OF HARVARD BUSINESS REVIEW]

================================================================================


                           THE BALANCED SCORECARD -
                             MEASURES THAT DRIVE
                                  PERFORMANCE




by Robert S. Kaplan and David P. Norton

================================================================================


                            Harvard Business Review

                                                           JANUARY-FEBRUARY 1992

                                                                  Reprint Number
                          ------------------------------------------------------
CHARLES F. KNIGHT         EMERSON ELECTRIC:                                92106
                          CONSISTENT PROFITS, CONSISTENTLY
                          ------------------------------------------------------
ROBERT S. KAPLAN AND      THE BALANCED SCORECARD-                          92105
DAVID P. NORTON           MEASURES THAT DRIVE PERFORMANCE
                          ------------------------------------------------------
ROBERT H. SCHAFFER        SUCCESSFUL CHANGE PROGRAMS BEGIN WITH            92108
AND HARVEY A. THOMSON     RESULTS
                          ------------------------------------------------------
ALAN M. WEBBER            JAPANESE-STYLE ENTREPRENEURSHIP:                 92109
                          AN INTERVIEW WITH SOFTBANK'S CEO, MASAYOSHI SON
                          ------------------------------------------------------
HANS M. HINTERHUBER       ARE YOU A STRATEGIST OR JUST A MANAGER?          92104
AND WOLFGANG POPP
                          ------------------------------------------------------
JOHN MOORE                BRITISH PRIVATIZATION -                          92107
                          TAKING CAPITALISM TO THE PEOPLE
                          ======================================================
                          HBR CASE STUDY
TOM EHRENFELD             THE CASE OF THE UNPOPULAR PAY PLAN               92102
                          ------------------------------------------------------
                          FOUR CORNERS
HERBERT HENZLER           MANAGING THE MERGER: A STRATEGY FOR              92103
                          THE NEW GERMANY
                          ------------------------------------------------------
                          IN QUESTION
WILLIAM TAYLOR            CRIME? GREED? BIG IDEAS? WHAT WERE
                          THE '80s ABOUT?                                  92110
                          ------------------------------------------------------
                          FIRST PERSON
REGINALD D. DICKSON       THE BUSINESS OF EQUAL OPPORTUNITY                92101
                          ------------------------------------------------------

The scorecard tracks the key elements of a company's strategy from continuous improvement and partnerships to teamwork and global scale.


The Balanced Scorecard -- Measures That Drive Performance


by Robert S. Kaplan and David P. Norton


   What you measure is what you get. Senior executives understand that their organization's measurement system strongly affects the behavior of managers and employees. Executives also understand that traditional financial accounting measures like return-on-investment and earnings-per-share can give misleading signals for continuous improvement and innovation--activities today's competitive environment demands. The traditional financial performance measures worked well for the industrial era, but they are out of step with the skills and competencies companies are trying to master today.

--------------------------------------------------------------------------------
   The balanced scorecard is like the dials in an airplane cockpit: It gives managers complex information at a glance.
--------------------------------------------------------------------------------

   As managers and academic researchers have tried to remedy the inadequacies of current performance measurement systems, some have focused on making financial measures more relevant. Others have said, "Forget the financial measures. Improve operational measures like cycle time and defect rates; the financial results will follow." But managers should not have to choose between financial and operational measures. In observing and working with many companies, we have found that senior executives do not rely on one set of measurements to the exclusion of the other. They realize that no single measure can provide a clear performance target or focus attention on the critical areas of the business. Managers want a balanced presentation of both financial and operational measures.
   During a year-long research project with 12 companies at the leading edge of performance measurement, we devised a "balanced scorecard", a set of measures that gives top managers a fast but comprehensive view of the business. The balanced scorecard includes financial measures that tell the results of actions already taken. And it complements the financial measures with operational measures on customer satisfaction, internal processes, and the organization's innovation and improvement activities--operational measures that are the drivers of future financial performance.

--------------------------------------------------------------------------------
   Robert S. Kaplan is the Arthur Lowes Dickinson Professor of Accounting at the Harvard Business School. David P. Norton is president of Nolan, Norton & Company, Inc., a Massachusetts-based information technology consulting firm he cofounded.


HARVARD BUSINESS REVIEW         Copyright(C) 1991 by the President and
January-February 1992           Fellows of Harvard College

   Think of the balanced scorecard as the dials and indicators in an airplane cockpit. For the complex task of navigating and flying an airplane, pilots need detailed information about many aspects of the flight. They need information on fuel, air speed, altitude, bearing, destination, and other indicators that summarize the current and predicted environment. Reliance on one instrument can be fatal. Similarly, the complexity of managing an organization today requires that managers be able to view performance in several areas simultaneously.
   The balanced scorecard allows managers to look at the business from four important perspectives. [See the exhibit "The Balanced Scorecard Links Performance Measures."] It provides answers about basic questions:
[_] How do customers see us? (customer perspective)
[_] What must we excel at? (internal perspective)
[_] Can we continue to improve and create value? (innovation and learning perspective)
[_] How do we look to shareholders? (financial perspective)
   While giving senior managers information from four different perspectives, the balanced scorecard minimizes information overload by limiting the number of measures used. Companies rarely suffer.


               The Balanced Scorecard Links Performance Measures

                            [GRAPHIC APPEARS HERE]


HARVARD BUSINESS REVIEW January-February 1992 from having too few measures. More commonly, they keep adding new measures whenever an employee or a consultant makes a worthwhile suggestion. One manager described the proliteration of new measures at his company as its "kill another tree program." The balanced scorecard forces managers to focus on the handful of measures that are most critical.
     Several companies have already adopted the balanced scorecard. Their early experiences using the scorecard have demonstrated that it meets several managerial needs. First, the scorecard brings together, in a single management report, many of the seemingly disparate elements of a company's competitive agenda: becoming customer oriented, shortening response time, improving quality, emphasizing teamwork, reducing new product launch times, and managing for the long term.
     Second, the scorecard guards against suboptimization. By forcing senior managers to consider all the important operational measures together, the balanced scorecard lets them see whether improvement in one area may have been achieved at the expense of another. Even the best objective can be achieved badly. Companies can reduce time to market, for example, in two very different ways: by improving the management of new product introductions or by releasing only products that are incrementally different from existing products. Spending on setups can be cut either by reducing setup times or by increasing batch sizes. Similarly, production output and first-pass yields can rise, but the increases may be due to a shift in the product mix to more standard, easy-to-produce but lower-margin products.
     We will illustrate how companies can create their own balanced scorecard with the experiences of one semiconductor company - let's call it Electronic Circuits Inc. ECI saw the scorecard as a way to clarify, simplify, and then operationalize the vision at the top of the organization. The ECI scorecard was designed to focus the attention of its top executives on a short list of critical indicators of current and future performance.

Customer Perspective:
How Do Customers See Us?


     Many companies today have a corporate mission that focuses on the customer. "To be number one in delivering value to customers" is a typical mission statement. How a company is performing from its customers' perspective has become, therefore, a priority for top management. The balanced scorecard demands that managers translate their general mission statement on customer service into specific measures that reflect the factors that really matter to customers.
     Customers' concerns tend to fall into four categories: time, quality, performance and service, and cost. Lead time measures the time required for the

--------------------------------------------------------------------------------
       The balanced scorecard shows how results are achieved: Did the cost of setups fall because of shorter setup time or bigger batch sizes?
--------------------------------------------------------------------------------

company to meet its customers' needs and existing products, lead time can be measured from the time the company receives an order to the time it actually delivers the product or service to the customer. For new products, lead time represents the time to market, or how long it takes to bring a new product from the product definition stage to the start of shipments. Quality measures the defect level of incoming products as perceived and measured by the customer. Quality could also measure on-time delivery, the accuracy of the company's delivery forecasts. The combination of performance and service measures how the company's product or service contribute to creating value for its customers.
     To put the balanced scorecard to work, companies should articulate goals for time, quality, and performance and service and then translate these goals into specific measures. Senior managers of ECI, for example, established general goals for customer performance; get standard products to market sooner, improve customers' time to market, become customers' supplier of choice through partnerships with them, and develop innovative products tailored to customer needs. The managers translated these general goals into four specific goals and identified an appropriate measure for each. (See the exhibit "ECI's Balanced Scorecard.")
     To track the specific goal of providing a continuous stream of attractive solutions, ECI measured the percent of sales from new products and the percent of sales from proprietary products. That information was available internally. But certain other measures forced the company to get data from outside to assess whether the company was achieving its goal of providing reliable, responsive supply, ECI turned to its customers. When it found that each customer defined "reliable, responsive supply" differently, ECI

HARVARD BUSINESS REVIEW  January-February 1992

                              BALANCED SCORECARD

--------------------------------------------------------------------------------
Other Measures for the Customer's Perspective

--------------------------------------------------------------------------------

     A computer manufacturer wanted to be the competitive leader in customer satisfaction, so it measured competitive rankings. The company got the rankings through an outside organization hired to talk directly with customers. The company also wanted to do a better job of solving customers' problems by creating more partnerships with other suppliers. It measured the percentage of revenue from third-party relationships.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     The customers of a producer of very expensive medical equipment demanded high reliability. The company developed two customer-based metrics for its operations: equipment up-time percentage and mean-time response to a service call.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     A semiconductor company asked each major customer to rank the company against comparable suppliers on efforts to improve quality, delivery time, and price performance. When the manufacturer discovered that it ranked in the middle, managers made improvements that moved the company to the top of customers' rankings.

--------------------------------------------------------------------------------

created a database of the factors as defined by each of its major customers. The shift to external measures of performance with customrs led ECI to redefine "on time" so it matched customers' expectations. Some customers defined "on-time" as any shipment that arrived within five days of scheduled delivery; others used a nine-day window. ECI itself had been using a seven-day window, which meant that the company was not satisfying some of its customers and overachieving at others. ECI also asked its top ten customers to rank the company as a supplier overall.
     Depending on customers' evaluations to define some of a company's performance measures forces that company to view its performance through customers' eyes. Some companies hire third parties to perform anonymous customer surveys, resulting in a customer-driven report card. The J.D. Powers quality survey, for example, has become the standard of performance for the automobile industry, while the Department of Transportation's measurement of on-time arrivals and lost baggage provides external standards for airlines.
Benchmarking procedures are yet another technique companies use to compare their performance against competitors' best practice. Many companies have introduced "best of breed" comparison programs; the company looks to one industry to find, say, the best distribution system, to another industry for the lowest cost payroll process, and then forms a composite of those best practices to set objectives for its own performance.
     In addition to measures of time, quality, and performance and service, companies must remain sensitive to the cost of the products. But customers see price as only one component of the cost they incur when dealing with their suppliers. Other supplier-driven costs range from ordering, scheduling delivery and paying for the materials; to receiving, inspecting, handling and storing the materials; to the scrap, rework, and obsolescence caused by the materials; and schedule disruptions (expediting and value of lost output) from incorrect deliveries. An excellent supplier may charge a higher unit price for products than other vendors but nonetheless be a lower cost supplier because it can deliver defect-free products in exactly the right quantities at exactly the right time directly to the production process and can minimize, through electronic data interchange, the administrative hassles of ordering, invoicing, and paying for materials.


INTERNAL BUSINESS PERSPECTIVE:
WHAT MUST WE EXCEL AT?

     Customer-based measures are important, but they must be translated into measures of what the company must do internally to meet its customers' expectations. After all, excellent customer performance derives from processes, decisions, and actions occurring throughout an organization. Managers used to focus on thoses critical internal operations that enable them to satisfy customer need. The second part of the balanced scorecard gives managers that internal perspective.
     The internal measures for the balanced scorecard should stem from the business processes that have



74
                                  HARVARD BUSINESS REVIEW  January-February 1992
the greatest impact on customer satisfaction - factors that affect cycle time, quality, employee skills, and productivity, for example. Companies should also attempt to identify and measure their company's core competencies, the critical technologies needed to ensure continued market leadership. Companies should decide what processes and competencies they must excel at and specify measures for each.
   Managers at ECI determined that submicron technology capability was critical to its market position. They also decided that they had to focus on manufacturing excellence, design productivity, and new product introduction. The Company developed operational measures for each of these four internal business goals.
   To achieve goals on cycle time, quality, productivity, and cost, managers must devise measures that are influenced by employees' actions. Since much of the action takes place at the department and workstation levels, managers need to decompose overall cycle time, quality, product, and cost measures to local levels. That way, the measures link top management's judgment about key internal processes and competencies to the actions taken by individuals that affect overall corporate objectives. This linkage ensures that employees at lower levels in the organization have clear targets for actions, decisions, and improvement activities that will contribute to the company's overall mission.
   Information systems play an invaluable role in helping managers disaggregate the summary measures. When an unexpected signal appears on the balanced scorecard, executives can query their information system to find the source of the trouble. If the aggregate measure for on-time delivery is poor, for example, executives with a good information system can quickly look behind the aggregate measure until they can identify late deliveries, day by day, by a particular plant to an individual customer.
   If the information system is unresponsive, however, it can be the Achilles' heel of performance measurement. Managers at ECI are currently limited by the absence of such an operational information system. Their greatest concern is that the scorecard information is not timely; reports are generally a week behind the company's routine management meetings, and the measures have yet to be linked to measures for managers and employees at lower levels of the organization. The company is in the process of developing a more responsive information system to eliminate this constraint.

INNOVATION AND LEARNING PERSPECTIVE:
CAN WE CONTINUE TO IMPROVE AND CREATE VALUE?

The customer-based and internal business product measures on the balanced scorecard identify the paramaters that the company considers most important for competitive success. But the targets for success keep changing. Intense global competition requires that companies make continual improve-

OTHER MEASURES FOR THE INTERNAL BUSINESS PERSPECTIVE

--------------------------------------------------------------------------------

   One company recognized that the success of its TOM program depended on all its employees internalizing and acting on the program's messages. The company performed a monthly survey of 600 randomly selected employees to determine if they were aware of TOM, had changed their behavior because of it, believed the outcome was favorable, or had become missionaries to others.

--------------------------------------------------------------------------------

   Hewlett-Packard uses a metric called break even time (BET) to measure the effectiveness of its product development cycle. BET measures the time required for all the accumulated expenses in the product process development cycle (including equipment acquisition) to be recovered by the product's contribution margin (the selling price manufacturing, delivery, and selling expenses).

--------------------------------------------------------------------------------

   A major office products manufacturer, wanting to respond rapidly to changes in the marketplace, set out to reduce cycle time by 50%. Lower levels of the organization aimed to radically cut the times required to process customer orders, order and receive materials from suppliers, move materials and products between plants, produce and assemble products, and deliver products to customers.

--------------------------------------------------------------------------------

HARVARD BUSINESS REVIEW January-February 1992

                                                BALANCED SCORECARD

--------------------------------------------------------------------------------

ments to their existing products and processes and have the ability to introduce entirely new products with expanded capabilities.
   A company's ability to innovate, improve, and learn ties directly to the company's value. That is, only through the ability to launch new products, create more value for customers, and improve operating efficiencies continually can a company penetrate new markets and increase revenues and margins--in short, grow and thereby increase shareholder value.
   ECI's innovation measures focus on the company's ability to develop and introduce standard products rapidly, products that the company expects will form the bulk of its future sales. Its manufacturing improvement measure focuses on new products; the goal is to achieve stability in the manufacturing of new products rather than to improve manufacturing of existing products. Like many other companies, ECI uses the percent of sales from new products as one of its innovation and improvement measures. If sales from new products is trending downward, managers can explore whether problems have arisen in new product design or new product introduction.
   In addition to measures on product and process innovation, some companies overlay specific improvement goals for their existing processes. For example, Analog Devices, a Massachusetts-based manufacturer of specialized semiconductors, expects man-

--------------------------------------------------------------------------------
        ECI's Balanced Business Scorecard
--------------------------------------------------------------------------------

        ==========================================

         Financial Perspective

        ==========================================
         GOALS          MEASURES
        ------------------------------------------
         Survive        Cash flow

         Succeed        Quarterly sales growth
                        and operating income
                        by division

         Prosper        Increased market share
                        and ROE




        ------------------------------------------



        ==========================================

         Customer Perspective

        ==========================================
         GOALS          MEASURES
        ------------------------------------------
         New            Percent of sales from new
          products      products

                        Percent of sales from
                        proprietary products

         Responsive     On-time delivery (defined
          supply        by customer)

         Preferred      Share of key accounts'
          supplier      purchases

                        Ranking by key accounts

         Customer       Number of cooperative
          partnership   engineering efforts
        ------------------------------------------



        ==========================================
         Internal
         Business Perspective
        ==========================================
         GOALS          MEASURES
        ------------------------------------------
         Technology     Manufacturing geometry
          capability    vs. competition

         Manufacturing  Cycle time
          excellence    Unit cost
                        Yield

         Design         Silicon efficiency
          productivity  Engineering efficiency

         New product    Actual introduction
          introduction  schedule vs. plan

        ------------------------------------------



        ==========================================
         Innovation and
         Learning Perspective
        ==========================================
         GOALS          MEASURES
        ------------------------------------------
         Technology     Time to develop next
          leadership    generation

         Manufacturing  Process time to maturity
          learning

         Product        Percent of products that
          focus         equal 80% sales

         Time to        New product introduction
          market        vs. competition



        ------------------------------------------

--------------------------------------------------------------------------------

76                               HARVARD BUSINESS REVIEW   January-February 1992
agers to improve their customer and internal business process performance continuously. The company estimates specific rates of improvement for on time delivery, cycle time, defect rate, and yield.
   Other companies, like Milliken & Co., require that managers make improvements within a specific time period. Milliken did not want its "associates" (Milliken's word for employees) to rest on their laurels after winning the Baldrige Award. Chairman and CEO Roger Milliken asked each plant to implement a "ten-four" improvement program: measures of process defects, missed deliveries, and scrap were to be reduced by a factor of ten over the next four years. These targets emphasize the role for continuous improvement in customer satisfaction and internal business processes.

Financial Perspective: How Do We Look to Shareholders?

   Financial performance measures indicate whether the company's strategy, implementation, and execution are contributing to bottom-line improvement. Typical financial goals have to do with profitability, growth, and shareholder value. ECI stated its financial goals simply: to survive, to succeed, and to prosper. Survival was measured by cash flow, success by quarterly sales growth and operating income by division, and prosperity by increased market share by segment and return on equity.
   But given today's business environment, should senior managers even look at the business from a financial perspective? Should they pay attention to short-term financial measures like quarterly sales and operating income? Many have criticized financial measures because of their well-documented inadequacies, their backward-looking focus, and their inability to reflect contemporary value-creating actions. Shareholder value analysis (SVA), which forecasts future cash flows and discounts them back to a rough estimate of current value, is an attempt to make financial analysis more forward looking. But SVA still is based on cash flow rather than on the activities and processes that drive cash flow.
   Some critics go much further in their indictment of financial measures. They argue that the terms of competition have changed and that traditional financial measures do not improve customer satisfaction, quality, cycle time, and employee motivation. In their view, financial performance is the result of operational actions, and financial success should be the logical consequence of doing the fundamentals well. In other words, companies should stop navigating by financial measures. By making fundamental improvements in their operations, the financial numbers will take care of themselves, the argument goes.
   Assertions that financial measures are unnecessary are incorrect for at least two reasons. A well-designed financial control system can actually enhance rather than inhibit an organization's total quality management program. (See the insert, "How One Company Used a Daily Financial Report to Improve Quality.") More important, however,the alleged linkage between improved operating performance and financial success is actually quite tenuous and uncertain. Let us demonstrate rather than argue this point.
   Over the three-year period between 1987 and 1990, a NYSE electronics company made an order-of-magnitude improvement in quality and on-time delivery performance. Outgoing defect rate dropped from 500 parts per million to 50, on-time delivery improved from 70% to 96%, and yield jumped from 26% to 51%. Did these breakthrough improvements in quality, productivity, and customer service provide substantial benefits to the company? Unfortunately not. During the same three-year period, the company's financial results showed little improvement, and its stock price plummeted to one-third of its July 1987 value. The considerable improvements in manufacturing capabilities had not been translated into increased profitability. Slow releases of new products and a failure to expand marketing to new and perhaps more demanding customers prevented the company from realizing the benefits of its manufacturing achievements. The operational achievements were real, but the company had failed to capitalize on them.
   The disparity between improved operations performance and disappointing financial measures creates frustration for senior executives. This frustration is often vented at nameless Wall Street analysts who allegedly cannot see past quarterly blips in financial performance to the underlying long-term values these executives sincerely believe they are creating in their organizations. But the hard truth is that if improved performance fails to be reflected in the bottom line, executives should reexamine the basic assumptions of their strategy and mission. Not all long-term strategies are profitable strategies.
   Measures of customer satisfaction, internal business performance, and innovation and improvement are derived from the company's particular view of the world and its perspective on key success factors. But that view is not necessarily correct. Even an excellent set of balanced scorecard measures does not guarantee a winning strategy. The balanced score -


HARVARD BUSINESS REVIEW January-February 1992                                 7x

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 How One Company Used a Daily Financial Report
                              to Improve Quality*

  In the 1980s, a chemicals company became committed to a total quality management program and began to make extensive measurements of employee participation, statistical process control, and key quality indicators. Using computerized controls and remote data entry systems, the plant monitored more than 30,000 observations of its production processes every four hours. The department managers and operating personnel who now had access to massive amounts of real-time operational data found their monthly financial reports to be irrelevant.

  But one enterprising department manager saw things differently. He created a daily income statement. Each day, he estimated the value of the output from the production process using estimated market prices and subtracted the expenses of raw materials, energy, and capital consumed in the production process. To approximate the cost of producing out-of-conformance product, he cut the revenues from off-spec output by 50% to 100%.

  The daily financial report gave operators powerful feedback and motivation and guided their quality and productivity efforts. The departments head understood that it is not always possible to improve quality, reduce energy consumption, and increase throughput simultaneously, tradeoffs are usually necessary. He wanted the daily financial statement to guide those tradeoffs. The difference between the input consumed and output produced indicated the success or failure of the employees' efforts on the previous day. The operators were empowered to make decisions that might improve quality, increase productivity, and reduce consumption of energy and materials.

  That feedback and empowerment had visible results. When, for example, a hydrogen compressor failed, a supervisor on the midnight shift ordered an emergency repair crew into action. Previously, such a failure of a noncritical component would have been reported in the shift log, where the department manager arriving for work the following morning would have to discover it. The midnight shift supervisor knew the cost of losing the hydrogen gas and made the decision that the cost of expediting the repairs would be repaid several times over by the output produced by having the compressor back on line before morning.

  The department proceeded to set quality and output records. Over time, the department manager became concerned that employees would lose interest in continually improving operations. He tightened the parameters for in-spec production and reset the prices to reflect a 25% premium for output containing only negligible fractions of impurities. The operators continued to improve the production process.

  The success of the daily financial report hinged on the manager's ability to establish a financial penalty for what had previously been an intangible variable: the quality of output. With this innovation, it was easy to see where process improvements and capital investments could generate the highest returns.
--------------------------------------------------------------------------------
*Source "Texas Eastman Company," by Robert S. Kaplan, Harvard Business School Case No. 9-190-009.


                             [GRAPH APPEARS HERE]

================================================================================

card can only translate a company's strategy into specific measurable objectives. A failure to convert improved operational performance, as measured in the scorecard, into improved financial performance should send executives back to their drawing boards to rethink the company's strategy or its implementation plans.

  As one example, disappointing financial measures sometimes occur because companies don't follow up their operational improvements with another round of actions. Quality and cycle-time improvements can create excess capacity. Managers should be prepared to either put the excess capacity to work or else get rid of it. The excess capacity must be either used by boosting revenues or eliminated by reducing expenses if operational improvements are to be brought down to the bottom line.

  As companies improve their quality and response time, they eliminate the need to build, inspect, and rework out-of-conformance products or to reschedule and expedite delayed orders. Eliminating those tasks means that some of the people who perform them are no longer needed. Companies are understandably reluctant to lay off employees, especially since the employees may have been the source of the ideas that produced the higher quality and reduced cycle time. Layoffs are a poor reward for past improvement and can damage the morale of remaining workers, curtailing further improvement. But companies will not realize all the financial benefits of

78                                HARVARD BUSINESS REVIEW  January-February 1992
their improvements until their employees and facilities are working to capacity - or the companies confront the pain of downsizing to eliminate the expenses of the newly created excess capacity.
     If executives fully understood the consequences of their quality and cycle-time improvement programs, they might be more aggressive about using the newly created capacity. To capitalize on this self-created new capacity, however, companies must expand sales to existing customers, market existing products to entirely new customers (who are now accessible because of the improved quality and delivery performance), and increase the flow of new products to the market. These actions can generate added revenues with only modest increases in operating expenses. If marketing and sales and R&D do not generate the increased volume, the operating improvements will stand as excess capacity, redundancy, and untapped capabilities. Periodic financial statements remind executives that improved quality, response time, productivity, or new products benefit the company only when they are translated into improved sales and market share, reduced operating expenses, or higher asset turnover.
     Ideally, companies should specify how improvements in quality, cycle time, quoted lead times, delivery, and new product introduction will lead to higher market share, operating margins, and asset turnover or to reduced operating expenses. The challenge is to learn how to make such explicit linkage between operations and finance. Exploring the complex dynamics will likely require simulation and cost modeling.

Measures That Move Companies Forward

     As companies have applied the balanced scorecard, we have begun to recognize that the scorecard represents a fundamental change in the underlying assumptions about performance measurement. As the controllers and finance vice presidents involved in the research project took the concept back to their organizations, the project participants found that they could not implement the balanced scorecard without the involvement of the senior managers who have the most complete picture of the company's vision and priorities. This was revealing because most existing performance measurement systems have been designed and overseen by financial experts. Rarely do controllers need to have senior managers so heavily involved.

--------------------------------------------------------------------------------
       The balanced scorecard puts strategy - not control at the center.
--------------------------------------------------------------------------------

     Probably because traditional measurement systems have sprung from the finance functions, the systems have a control bias. That is, traditional performance measurement systems specify the particular actions they want employees to take and then measure to see whether the employees have in fact taken those actions. In that way, the systems try to control behavior. Such measurement systems fit with the engineering mentality of the Industrial Age.
     The balanced scorecard, on the other hand, is well suited to the kind of organization many companies are trying to become. The scorecard puts strategy and vision, not control, at the center. It establishes goals but assumes that people will adopt whatever behaviors and take whatever actions are necessary to arrive at those goals. The measures are designed to pull people toward the overall vision. Senior managers may know what the end result should be, but they cannot tell employees exactly how to achieve that result, if only because the conditions in which employees operate are constantly changing.
     This new approach to performance measurement is consistent with the initiatives under way at many companies: cross-functional integration, customer-supplier partnerships, global scale, continuous improvement, and team rather than individual accountability. By combining the financial, customer, internal process and innovation, and organizational learning perspectives, the balanced scorecard helps managers understand, at least implicitly, many interrelationships. This understanding can help managers transcend traditional notions about functional barriers and ultimately lead to improved decision making and problem solving. The balanced scorecard keeps companies looking - and moving - forward instead of backward.

HARVARD BUSINESS REVIEW  January-February 1992

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

                          SCHEDULE B -- DESKTOP SYSTEMS

   [Description of Desktop Systems methodology to be provided by David Norton.]

                  SCHEDULE C -- ILLUSTRATIVE LIST OF COMPETITORS



        Alexander Proudfoot Company
        American Management Services
        AMS (American Management Systems)
        Andersen Consulting
        Arthur D. Little
        AT Kearny
        AT&T
        Bain & Company
        Booz-Allen & Hamilton
        Boston Consulting Group (BCG)
        Cambridge Technology Partners
        Coopers & Lybrand
        Cresap
        CSC Index
        Deloitte & Touche Group
        Delta Consulting Group
        EDS
        Ernst & Young
        IBM
        KPMG Peat Marwick
        L/E/K Partnership
        McKinsey & Company
        Mercer Management Consulting
        Minitor Company
        Oracle
        PA Consulting
        Perot Systems Corp.
        Price Waterhouse
        PRTM
        Roland Berger & Partner
        Strategos
        Symmetrics
        The Thomas Group

                    SCHEDULE D -- GEMINI PROPRIETARY MATERIALS


        BUSINESS TRANSFORMATION SM and all its attendant methodologies and tools, a partial listing of which includes:

        Business modeling
        Construct SM
        Change Management
        Strategic Intent and Core Competencies
        Market Focus
        Business Process Redesign
        Benefits Measurement and Tracking
        Operations Strategy
        IT Strategy
        Channel Strategy
        Service Strategy
        IT Effectiveness
        Product Development and Introduction Strategy
        Brown Paper Process
        Analysis & Design
        Shareholder Value Analysis
        Portfolio Assessment

                 SCHEDULE E -- RENAISSANCE PROPRIETARY MATERIALS


        *  Balanced Score Card (BSC) Measurement Process

        *  Strategic Feedback System Development and Management Process

        *  BSC Communication & Corporate Linkage Process

        *  BSC Strategic Planning Process

        *  Learning Systems (LS) Design Process

        *  LS Performance Modeling

        *  LS Role Modeling

        *  LS Innovation/Solutions Lab



                 RENAISSANCE SOLELY-OWNED SOFTWARE PRODUCTS
                   (TO BE LICENSED IN SEPARATE AGREEMENT)


        *  BSC Strategic Feedback System
           (Executive Information System)

        *  Career Builder